UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

ASTEC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	0-14714	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421

(Address of Principal Executive Office)

Registrant's telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Astec Industries, Inc. (the "Company") maintains the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan (the "Director Plan"), pursuant to which the Company's non-employee directors receive annual retainers for service on the board in the form of stock awards, unless a non-employee director elects to receive his or her annual retainer in the form of stock options or deferred stock. On March 15, 2005, the Compensation Committee of the Board of Directors adopted an amendment (the "Amendment") to the Director Plan to (i) provide that annual retainers payable to the Company's non-employee directors will be paid in the form of cash, unless a non-employee director elects to receive his or her annual retainer in the form of stock awards, stock options or deferred stock, and (ii) increase the maximum number of shares of common stock that may be issued under the Director Plan from 50,000 to 200,000. The Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibits.

Exhibit Number	Description
10.1	Amendment to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: March 17, 2005	By: /s/ Albert E. Guth
Albert E. Guth
Secretary and Group Vice President-Administration

Exhibit Index

Exhibit Number	Description
10.1	Amendment to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan